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EXHIBIT 23

                    CONSENT OF INDEPENDENT REGISTERED PUBLIC
                             PUBLIC ACCOUNTING FIRM

Agree Realty Corporation
Farmington Hills, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-21293) of Agree Realty Corporation of our Reports dated March 15, 2006 relating to the consolidated financial statements and financial statement schedule and the effectiveness of Agree Realty Corporation's internal control over financial reporting which appear in this Form 10-K.

BDO Seidman, LLP
Troy, Michigan
March 15, 2006